                                                                      EXHIBIT 11
                                                                      ----------

                                 Bacou USA, Inc.
                 Statement Re: Computation Of Per Share Earnings
                 -----------------------------------------------
                                   (Unaudited)


                                                       Three Months Ended
                                                       ------------------
                                                             March 31,
                                                             ---------
                                                  1997                   1996
                                                  ----                   ----
Primary:
Weighted average shares
   outstanding                                 17,312,200             13,860,000

Net effect of dilutive stock options
   options based on the treasury stock
   method using the average market
   price                                           10,177                ---
                                              -----------            -----------

  Total                                        17,322,377             13,860,000
                                              ===========            ===========

Net income                                    $ 4,131,953            $ 4,106,227
                                              ===========            ===========

Per share amount                              $      0.24            $      0.30
                                              ===========            ===========

Fully Diluted:
Weighted average shares
   outstanding                                 17,312,200             13,860,000

Net effect of dilutive stock options
   based on the treasury stock
   method using the greater of
   average or period end price                     10,177                ---
                                              -----------            -----------

   Total                                       17,322,377             13,860,000
                                              ===========            ===========

Net income                                    $ 4,131,953            $ 4,106,227
                                              ===========            ===========

Per share amount                              $      0.24            $      0.30
                                              ===========            ===========